UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 26, 2008 (June 20, 2008)

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 20, 2008, Blue Coat Systems, Inc. (the “Company”) and Mary Avenue Office, LLC (“Lessor”) entered into the First Amendment to Lease (the “Lease Amendment”), dated as of June 19, 2008. The Lease Amendment amends the Triple Net Space Lease between Lessor and the Company, effective as of April 21, 2005 (the “ Lease”), which was filed as an Exhibit to the Company’s Form 8-K filed with the Commission on April 26, 2005. Pursuant to the Lease, the Company rents 116,586 square feet of office space at 420 North Mary Avenue, Sunnyvale, California, which serves as the Company’s corporate headquarters (the “Existing Premises”).

Pursuant to the Lease Amendment, the Company and Lessor have agreed to add 116,586 additional square feet located at 410 North Mary Avenue, Sunnyvale, California to the Lease (the “New Premises”), and to extend the Term of the Lease through November 30, 2015. The Lease Amendment provides for an annualized base rent ranging from $2,728.112.40 to $3,357,676.80 for the New Premises during the term of the lease of the New Premises, which commences on the earlier of November 1, 2008 or the Company’s occupancy of the New Premises for the conduct of business. The Lease Amendment provides for an annualized base rent ranging from $2,923,976.88 to $3,357,676.80 for the Existing Premises during the Extension Term, which commences on September 1, 2010.

The Lease Amendment provides for two options to extend the Terms of the Lease for additional periods of five years at the then Fair Market Rent (as determined under the provisions of the Lease), and a one time right of first offer on the premises located at 430 North Mary Avenue, Sunnyvale, California. The Lease Amendment also provides for the construction of certain improvements to the New Premises under the terms of an attached Work Letter.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, a copy of which is filed herewith as an Exhibit and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following Exhibit is filed herewith:

Exhibit Number	Exhibit Title

10.1	First Amendment to Lease, dated as of June 19, 2008, between Mary Avenue Office, LLC (“Lessor”), and Blue Coat Systems, Inc. (“Lessee”)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: June 26, 2008	By:	/s/ Betsy E. Bayha
		Name:	Betsy E. Bayha
		Title:	Senior Vice President, General Counsel and Secretary